Exhibit 99.1

Blucora Announces First Quarter 2019 Results

IRVING, TX — May 8, 2019 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of tax-smart financial solutions that empower people’s goals, today announced financial results for the first quarter ended March 31, 2019.

First Quarter Highlights and Recent Developments

•Increased total revenue by 10% year-over-year
•Grew GAAP net Income by 37%, Adjusted EBITDA* by 26%, Non-GAAP net income* by 33%
•Advisory assets grew 10% y/y, reaching record level and crossing 30% of total client assets for the first time
•Strengthened balance sheet through strong cash flow, improving net leverage ratio to 0.8x at quarter-end, from 2.1x in prior year period
•Tax preparation revenue expected to grow approximately 13% for the six months ended June 30, 2019 compared to the same period last year, with a segment margin of 58%
•Closed acquisition of 1st Global on May 6, 2019, extending lead in tax-focused wealth management segment

“It’s been a strong start to the year for Blucora, with double-digit growth in revenue, segment income, and adjusted EBITDA, as well as both GAAP and Non-GAAP EPS,” commented John Clendening, Blucora’s President and Chief Executive Officer. "Our strong cash generation enabled us to end the first quarter with a net leverage ratio at its lowest level in years and below 1x, prior to the closing of the 1st Global acquisition. Additionally, our wealth management business grew advisory assets to a new record level of $14 billion, crossing the 30% of total client asset level for the first time.”

Summary Financial Performance: Q1 2019
($ in millions except per share amounts)

	Q1	Q1
	2019	2018	Change
Revenue:
Wealth Management	$89.5	$92.1	(3)%
Tax Preparation	$136.2	$113.9	20%
Total Revenue	$225.8	$206.0	10%
Segment Income (Loss):
Wealth Management	$11.5	$13.1	(12)%
Tax Preparation	$79.3	$58.8	35%
Total Segment Income	$90.8	$71.9	26%
Unallocated Corporate Operating Expenses	$(7.1)	$(5.5)	28%
GAAP:
Operating Income	$70.1	$52.7	33%
Net Income Attributable to Blucora, Inc.	$62.2	$45.3	37%
Diluted Net Income Per Share Attributable to Blucora, Inc. (EPS)	$1.25	$0.93	34%
Non-GAAP*:
Adjusted EBITDA	$83.7	$66.3	26%
Net Income	$77.2	$58.2	33%
Diluted Net Income Per Share (EPS)	$1.56	$1.20	30%
* See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Tax Season Update
Clendening continued, “Our tax preparation business had a strong finish to the tax season and once again demonstrated very strong financial performance. Based on these results we now expect full first-half 2019 tax revenue growth of approximately 13% versus the comparable period last year, which is above the high-end of our upwardly revised outlook range of 8-11%.”
“This season we continued to make the tax filing experience easier and more rewarding for our customers, introducing an upgraded mobile experience, innovations like ten minute taxes - to streamline the experience for filers with simple returns, and refund marketplace – which rewarded filers with bonuses when refunds were placed on gift cards from national retailers. We also brought back our proprietary BluPrintTM financial assessment, which turns insights from a customer’s tax return into actionable recommendations to improve their financial lives, and this year included new partners with compelling solutions,” Clendening concluded.

(in thousands except %s)	Tax seasons ended
	April 16, 2019	April 19, 2018	Change
E-files:
Consumer	3,115	3,772	(17)%
Professional tax preparer	1,833	1,763	4%
Total e-files	4,948	5,535	(11)%
Tax season begins on the first day that the IRS begins accepting e-files and ends on tax day +1. This information includes non-financial metrics used in measuring the performance of the consumer and professional tax preparer sides of the Tax Preparation business.

We participate in the Free File Alliance that is part of an IRS partnership that provides free electronic tax filing services to taxpayers meeting certain income-based guidelines. Free File Alliance e-files are included within digital e-files above. Free File Alliance e-files were 158 and 188 for the tax seasons ended April 16, 2019 and April 19, 2018, respectively.
Second Quarter and Full Year 2019 Outlook
For the second quarter of 2019, excluding 1st Global, the Company expects revenues to be between $163.0 million and $166.5 million, GAAP net income attributable to Blucora, Inc. to be between $23.0 million and $26.0 million, or $0.46 to $0.52 per diluted share, Adjusted EBITDA* to be between $44.0 million and $47.0 million, and Non-GAAP net income* to be between $35.5 million and $38.5 million, or $0.71 to $0.77 per diluted share.
The company expects 1st Global, from the period of May 6 through the end of second quarter, to add $25.5 to $27.0 million in revenue and $1 to $1.5 million in segment income. Amounts included in our 2019 outlook do not consider the effects of possible adjustments due to purchase accounting related matters from our recent acquisition of 1st Global.
For the full year 2019, excluding 1st Global, the Company expects revenues to be between $595.5 million and $608.5 million, GAAP net income attributable to Blucora, Inc. to be between $41.0 million and $51.5 million, or $0.81 to $1.02 per diluted share, Adjusted EBITDA* to be between $119.0 million and $129.0 million, and Non-GAAP net income* to be between $91.0 million and $101.5 million, or $1.80 to $2.01 per diluted share.
The company expects 1st Global from the period of May 6 through year end to add between $108.5 and $115.5 million in revenue and between $9 and $11 million in segment income.
The company continues to expect total acquisition-related integration cost of approximately $28 million, with an estimated $10 million being recognized in 2019 and $18 million in 2020, subject to the timing of certain items including platform reconfiguration at Fidelity.
The company continues to believe the acquisition will generate between $23 million and $24 million of run-rate adjusted EBITDA* accretion by the end of 2019 (see Notes to Reconciliations of Non-GAAP Financial Measures below).
The second quarter and fiscal 2019 outlook for GAAP net income or loss attributable to Blucora assumes an estimated tax rate of approximately 6% to 8%.
Conference Call and Webcast
A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss first quarter results, its outlook for the full year 2019 and other business matters. We will also provide the prepared remarks for the conference call along with supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at http://www.blucora.com prior to the call. The supplemental financial information has also been filed with the SEC on Form 8-K. A replay of the call will be available on our website.
About Blucora®

Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, pioneering tax-smart financial solutions that empower people’s goals. Blucora operates in two segments including wealth management, through its HD Vest and 1st Global businesses, the No. 1 and No. 2 tax-focused broker-dealers, respectively, with a combined $66 billion in total client assets as of March 31, 2019, and tax preparation, through its TaxAct business, the No. 3 tax preparation software by market share with approximately 3 million consumer and professional users. With integrated tax and wealth management, Blucora is uniquely positioned to provide better long-term outcomes for customers with holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.
Source: Blucora
Blucora Contact:
Bill Michalek (972) 870-6463
VP, Investor Relations
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain customers and productive financial advisors; our ability to realize all of the anticipated benefits of the acquisition of 1st Global, as well as our ability to integrate the operations of 1st Global; the availability of financing and our ability to meet our current and future debt service obligations and comply with our debt covenants; our ability to generate strong investment performance for our customers and the impact of the financial markets on our customers’ portfolios and investment behavior; political and economic conditions and changes and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to successfully make technology enhancements and introduce new and improve on existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to comply with laws and regulations, including, among others, those related to privacy protection and consumer data; our expectations concerning the benefits that may be derived from our new clearing platform and investment advisory platform; cybersecurity risks; our ability to maintain our relationships with third party partners; the seasonality of our business; litigation risks; our ability to attract and retain qualified employees; our assessments and estimates that determine our effective tax rate; the impact of new or changing tax legislation; our ability to develop, establish and maintain strong brands; our ability to protect our intellectual property; and our ability to effectively integrate other companies or assets that we may acquire. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release, except as may be required by applicable law.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenue:
Wealth management services revenue	$89,532	$92,082
Tax preparation services revenue	136,236	113,883
Total revenue	225,768	205,965
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	61,374	63,064
Tax preparation services cost of revenue	4,201	4,353
Amortization of acquired technology	—	50
Total cost of revenue (1)	65,575	67,467
Engineering and technology (1)	6,529	5,131
Sales and marketing (1)	55,572	55,253
General and administrative (1)	18,874	14,866
Depreciation	1,061	1,915
Amortization of other acquired intangible assets	8,044	8,307
Restructuring (1)	—	289
Total operating expenses	155,655	153,228
Operating income	70,113	52,737
Other loss, net (2)	(3,958)	(5,228)
Income before income taxes	66,155	47,509
Income tax expense	(3,985)	(1,963)
Net income	62,170	45,546
Net income attributable to noncontrolling interests	—	(205)
Net income attributable to Blucora, Inc.:	$62,170	$45,341
Net income per share attributable to Blucora, Inc.:
Basic	$1.29	$0.97
Diluted	$1.25	$0.93
Weighted average shares outstanding:
Basic	48,161	46,641
Diluted	49,542	48,665
(1) Stock-based compensation expense was allocated among the following captions (in thousands):

	Three Months Ended March 31,
	2019	2018
Cost of revenue	$520	$256
Engineering and technology	176	210
Sales and marketing	(193)	516
General and administrative	1,940	1,973
Total stock-based compensation expense	$2,443	$2,955
(2) Other loss, net consisted of the following (in thousands):

	Three Months Ended March 31,
	2019	2018
Interest income	$(140)	$(40)
Interest expense	3,776	4,181
Amortization of debt issuance costs	172	203
Accretion of debt discounts	38	47
Loss on debt extinguishment	—	776
Other	112	61
Other loss, net	$3,958	$5,228

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$149,762	$84,524
Cash segregated under federal or other regulations	1,527	842
Accounts receivable, net of allowance	24,113	15,721
Commissions receivable	14,382	15,562
Other receivables	7,450	7,408
Prepaid expenses and other current assets, net	10,840	7,755
Total current assets	208,074	131,812
Long-term assets:
Property and equipment, net	12,322	12,389
Right-of-use assets, net	5,942	—
Goodwill, net	548,770	548,685
Other intangible assets, net	286,562	294,603
Other long-term assets	11,047	10,236
Total long-term assets	864,643	865,913
Total assets	$1,072,717	$997,725
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,230	$3,798
Commissions and advisory fees payable	13,655	15,199
Accrued expenses and other current liabilities	48,675	18,980
Lease liabilities	6,493	46
Deferred revenue	6,424	10,257
Total current liabilities	85,477	48,280
Long-term liabilities:
Long-term debt, net	260,570	260,390
Deferred tax liability, net	39,422	40,394
Deferred revenue	7,890	8,581
Lease liabilities	2,118	100
Other long-term liabilities	6,186	7,440
Total long-term liabilities	316,186	316,905
Total liabilities	401,663	365,185

Redeemable noncontrolling interests	2,517	24,945

Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	1,570,026	1,569,725
Accumulated deficit	(901,155)	(961,689)
Accumulated other comprehensive loss	(339)	(446)
Total stockholders’ equity	668,537	607,595
Total liabilities and stockholders’ equity	$1,072,717	$997,725

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Three months ended March 31,
	2019	2018
Operating Activities:
Net income	$62,170	$45,546
Adjustments to reconcile net income to net cash from operating activities:
Stock-based compensation	2,443	2,955
Depreciation and amortization of acquired intangible assets	9,354	10,359
Reduction of right-of-use lease assets	904	—
Deferred income taxes	(972)	(749)
Amortization of premium on investments, net, and debt issuance costs	172	202
Accretion of debt discounts	38	47
Loss on debt extinguishment	—	776
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(8,395)	(1,961)
Commissions receivable	1,180	(240)
Other receivables	(42)	2,588
Prepaid expenses and other current assets	(3,085)	(319)
Other long-term assets	(841)	(1,109)
Accounts payable	6,432	3,290
Commissions and advisory fees payable	(1,544)	(278)
Deferred revenue	(4,524)	(4,213)
Accrued expenses and other current and long-term liabilities	6,946	556
Net cash provided by operating activities	70,236	57,450
Investing Activities:
Purchases of property and equipment	(1,243)	(940)
Net cash used by investing activities	(1,243)	(940)
Financing Activities:
Payments on credit facilities	—	(40,000)
Proceeds from stock option exercises	283	2,534
Proceeds from issuance of stock through employee stock purchase plan	—	703
Tax payments from shares withheld for equity awards	(2,425)	(1,493)
Contingent consideration payments for business acquisition	(943)	(1,313)
Net cash used by financing activities	(3,085)	(39,569)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	15	(6)
Net increase in cash, cash equivalents, and restricted cash	65,923	16,935
Cash, cash equivalents, and restricted cash, beginning of period	85,366	62,311
Cash, cash equivalents, and restricted cash, end of period	$151,289	$79,246

Blucora, Inc.
Preliminary Segment Information
(Unaudited)
(Amounts in thousands)

	Three months ended March 31,
	2019	2018
Revenue:
Wealth Management (1)	$89,532	$92,082
Tax Preparation (1)	136,236	113,883
Total revenue	225,768	205,965
Operating income:
Wealth Management	11,540	13,075
Tax Preparation	79,272	58,806
Corporate-level activity (2)	(20,699)	(19,144)
Total operating income	70,113	52,737
Other loss, net	(3,958)	(5,228)
Income tax expense	(3,985)	(1,963)
Net income	$62,170	$45,546
(1) Revenues by major category within each segment are presented below (in thousands):

	Three months ended March 31,
	2019	2018
Wealth Management:
Commission	$37,160	$42,870
Advisory	39,757	39,301
Asset-based	9,693	7,172
Transaction and fee	2,922	2,739
Total Wealth Management revenue	$89,532	$92,082
Tax Preparation:
Consumer	$123,942	$101,912
Professional	12,294	11,971
Total Tax Preparation revenue	$136,236	$113,883
(2) Corporate-level activity included the following (in thousands):

	Three months ended March 31,
	2019	2018
Operating expenses	$(7,105)	$(5,541)
Stock-based compensation	(2,443)	(2,955)
Acquisition-related costs	(1,797)	—
Depreciation	(1,310)	(2,002)
Amortization of acquired intangible assets	(8,044)	(8,357)
Restructuring	—	(289)
Total corporate-level activity	$(20,699)	$(19,144)

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited)
(Amounts in thousands)

(In thousands)	Three Months Ended March 31,
	2019	2018
Net income attributable to Blucora, Inc. (2)	$62,170	$45,341
Stock-based compensation	2,443	2,955
Depreciation and amortization of acquired intangible assets	9,354	10,359
Restructuring	—	289
Other loss, net (3)	3,958	5,228
Net income attributable to noncontrolling interests	—	205
Acquisition and integration costs	1,797	—
Income tax expense	3,985	1,963
Adjusted EBITDA	$83,707	$66,340

Preliminary Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended March 31,
	2019	2018
Net income attributable to Blucora, Inc. (2)	$62,170	$45,341
Stock-based compensation	2,443	2,955
Amortization of acquired intangible assets	8,044	8,357
Restructuring	—	289
Impact of noncontrolling interests	—	205
Acquisition and integration costs	1,797	—
Cash tax impact of adjustments to GAAP net income	(411)	(313)
Non-cash income tax expense (1)	3,151	1,398
Non-GAAP net income	$77,194	$58,232
Per diluted share:
Net income attributable to Blucora, Inc.	$1.25	$0.93
Stock-based compensation	0.05	0.06
Amortization of acquired intangible assets	0.17	0.18
Restructuring	—	0.01
Impact of noncontrolling interests	—	0.00
Acquisition and integration costs	0.04	0.00
Cash tax impact of adjustments to GAAP net income	(0.01)	(0.01)
Non-cash income tax expense	0.06	0.03
Non-GAAP net income per share	$1.56	$1.20
Weighted average shares outstanding used in computing per diluted share amounts	49,542	48,665

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance (1)
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	June 30, 2019		December 31, 2019
	Low	High	Low	High
Net income attributable to Blucora, Inc.	$23,000	$26,000	$41,000	$51,500
Stock-based compensation	4,900	4,700	16,700	16,300
Depreciation and amortization of acquired intangible assets	9,800	9,600	38,700	38,200
Other loss, net (3)	4,300	4,100	16,600	16,200
Acquisition and integration costs	—	—	1,800	1,800
Income tax expense	2,000	2,600	4,200	5,000
Adjusted EBITDA	$44,000	$47,000	$119,000	$129,000

Preliminary Non-GAAP Net Income Reconciliation for Forward-Looking Guidance (1)
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	June 30, 2019		December 31, 2019
	Low	High	Low	High
Net income attributable to Blucora, Inc.	$23,000	$26,000	$41,000	$51,500
Stock-based compensation	4,900	4,700	16,700	16,300
Amortization of acquired intangible assets	8,000	8,000	32,200	32,100
Acquisition and integration costs	—	—	1,800	1,800
Cash tax impact of adjustments to net income	(500)	(500)	(1,600)	(1,600)
Non-cash income tax benefit	100	300	900	1,400
Non-GAAP net income	$35,500	$38,500	$91,000	$101,500
Per diluted share:
Net income attributable to Blucora, Inc.	$0.46	$0.52	$0.81	$1.02
Stock-based compensation	0.10	0.09	0.33	0.32
Amortization of acquired intangible assets	0.16	0.16	0.63	0.63
Acquisition and integration costs	—	—	0.04	0.04
Cash tax impact of adjustments to net income	(0.01)	(0.01)	(0.03)	(0.03)
Non-cash income tax benefit	—	0.01	0.02	0.03
Non-GAAP net income per share	$0.71	$0.77	$1.80	$2.01
Weighted average shares outstanding used in computing per diluted share amounts	50,300	50,150	50,500	50,400

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

(1) We define Adjusted EBITDA as net income attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, restructuring, other loss, net, the impact of noncontrolling interests, acquisition and integration costs and income tax (benefit) expense. Restructuring costs relate to the relocation of our corporate headquarters that began in 2017.

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income as net income attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, restructuring costs (described further under Adjusted EBITDA above), the impact of noncontrolling interests, acquisition and integration costs, the related cash tax impact of those adjustments, and non-cash income taxes. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024. The aforementioned items are only included in non-GAAP net income in the periods they occurred.

We believe that non-GAAP net income and non-GAAP net income per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income and non-GAAP net income per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income and non-GAAP net income per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income and net income per share. Other companies may calculate non-GAAP net income and non-GAAP net income per share differently, and, therefore, our non-GAAP net income and non-GAAP net income per share may not be comparable to similarly titled measures of other companies.

(2) As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).

(3) Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, and gain/loss on debt extinguishment.

Run-rate Adjusted EBITDA represents our projected Adjusted EBITDA following the completion of the acquisition as further adjusted to exclude acquisition and integration costs. We believe run-rate Adjusted EBITDA provides meaningful supplemental information regarding our expected performance for the same reasons described above regarding the use of Adjusted EBITDA. The Company does not provide an outlook for run-rate net income following the acquisition because it contains certain components, such as amortization expense and income taxes for which the Company lacks the necessary data in order to provide an accurate outlook. Because an outlook for run-rate net income following the acquisition cannot be made available without unreasonable effort by the Company, a reconciliation of the Company’s outlook for Run-rate Adjusted EBITDA against its outlook for net income is not provided.